UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025 (July 31, 2025)

ChampionsGate Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42651	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

419 Webster Street

Monterey, CA 93940

(Address of principal executive offices)

(831)-204-7337

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-eighth of one Class A ordinary share	CHPGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHPG	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHPGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm.

On July 31, 2025, the audit committee of ChampionsGate Acquisition Corporation (“Company”) authorized dismissal of UHY LLP (“UHY LLP”) as the independent registered public accounting firm of the Company, effective immediately.

The Company was incorporated on March 27, 2024, and the financial statements for the period from March 27, 2024 (inception) to December 31, 2024 were audited by UHY LLP. The auditor’s report of UHY LLP on the financial statements as of December 31, 2024 and for the period from March 27, 2024 (inception) to December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainties, audit scope, or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

In addition, during the period from March 27, 2024 (inception) through December 31, 2024, and the subsequent interim periods through August 5, 2025, there were no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused UHY LLP to make reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company provided UHY LLP with a copy of the above disclosures and requested that UHY LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of UHY LLP’s letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm.

On July 31, 2025, the audit committee of the Company authorized the engagement of TAAD, LLP (“TAAD”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately. During the period from the Company’s inception to December 31, 2024, and the period from December 31, 2024 through July 31, 2025, neither the Company nor anyone on its behalf consulted with TAAD regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that TAAD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from UHY LLP, dated August 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionsGate Acquisition Corporation

/s/ Evan M. Graj
	Name:	Evan M. Graj
	Title:	Chief Financial Officer

Date: August 5, 2025

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